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                                                                  Exhibit (j)(2)


                        Consent of Independent Auditors





The Board of Trustees and Shareholders
Pilgrim Variable Products Trust:


We consent to the use of our reports dated February 8, 2002 on the statements of assets and liabilities, including the portfolios of investments, of VP Growth + Value Portfolio, VP Growth Opportunities Portfolio, VP LargeCap Growth Portfolio, VP MidCap Opportunities Portfolio, VP SmallCap Opportunities Portfolio, VP Large Company Value Portfolio (formerly known as the VP Growth and Income Portfolio), VP Research Enhanced Index Portfolio, VP MagnaCap Portfolio, VP International Portfolio, VP High Yield Bond Portfolio, and VP Convertible Portfolio as of December 31, 2001, and the related statements of operations, statements of changes in net assets, and financial highlights for all periods beginning after December 31, 2000, incorporated by reference in Post-Effective Amendment No. 21, to Registration Statement (No. 33-73140) on Form N-1A under the Securities Act of 1933.

We also consent to the reference to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" and "Financial Statements" in the statement of additional information.

                                           /s/  KPMG LLP


Los Angeles, California
April 17, 2002